Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273430

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 14, 2023)

2,000 Shares of Series A Convertible Preferred Stock
(and the Shares of Common Stock issuable upon the conversion of such Preferred Stock and the payment of dividends in respect thereof)

We are offering 2,000 shares of our Series A convertible preferred stock, par value $0.0001 per share and stated value of $1,000 per share, to certain institutional investors at an offering price of $1,000 per share. The Series A convertible preferred stock will be convertible into an aggregate of 19,700,552 shares of our Class A common stock at an initial conversion price of $0.10152 per share of Class A common stock at any time after the date of issuance.

For a more detailed description of the Series A convertible preferred stock, see the section entitled “Description of Securities We Are Offering – Preferred Stock” beginning on page S-9 of this prospectus supplement.

In a concurrent private placement, we are also selling to such investors unregistered warrants to purchase up to 19,700,552 shares of our Class A common stock, which represents 100% of the number of shares of Class A common stock issuable upon conversion of the Series A convertible preferred stock being purchased in this offering. Each warrant will be exercisable for one share of our Class A common stock at an exercise price of $0.10152 per share, will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The warrants and the shares of our Class A common stock issuable upon the exercise of the warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Our Class A common stock is presently listed on The Nasdaq Capital Market under the symbol “SIDU.” On October 10, 2023, the last reported sale price of our Class A common stock was $0.1270 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or our public float, was approximately $13,106,594 based on 70,465,559 outstanding shares of Class A common stock held by non-affiliates and a per share price of $0.186, which was the closing price of our Class A common stock on September 18, 2023 and is the highest closing sale price of our Class A common stock on The Nasdaq Capital Market within the prior 60 days. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Registration Statement on Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). We are thus currently eligible to offer and sell up to an aggregate of $4.36 million of our securities pursuant to General Instruction I.B.6 of Form S-3.

We have engaged Dawson James Securities, Inc. to act as our exclusive placement agent (“Dawson James” or the “Placement Agent”) in connection with the securities offered by this prospectus supplement. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in this offering as set forth in the table below:

	Per Share and Accompanying Warrant	Total
Public offering price	$1,000.00	$2,000,000.00
Placement Agent’s fee (1)	$67.00	$134,000.00
Proceeds to us (before expenses)(2)	$933.00	$1,866,000.00

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 7% of $1.4 million of the aggregate gross proceeds from this offering and 6% of $600,000 of the aggregate gross proceeds from this offering. In addition, we have agreed to reimburse the Placement Agent for certain offering-related expenses and have agreed to issue to the Placement Agent warrants to purchase up to 1,182,033 shares of our Class A common stock at an exercise price of $0.1269 per share as described under the “Plan of Distribution” on page S-14 of this prospectus supplement. For a complete description of the compensation payable to the Placement Agent see “Plan of Distribution” on page S-14 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the warrants being issued in the concurrent private placement.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about October 13, 2023, subject to the satisfaction of certain closing conditions.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc.

The date of this prospectus supplement is October 11, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus prepared by or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

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In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Risk Factors” and “Business,” as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

We are a growing U.S. commercial space company with an established manufacturing business who has been trusted to provide mission-critical space hardware to many of the top aerospace businesses for over a decade. We plan to offer on-orbit services as the space economy expands; said services are either in a developmental phase or soon to achieve flight heritage. We have strategically decided to expand our business by moving up the satellite value chain by becoming a provider of responsive and scalable on-orbit infrastructure as well as collecting Space and Earth observational data to capture larger market needs.

To address Commercial and Government customer needs and mission sets, we plan to organize into three core business lines: manufacturing services; space-infrastructure-as-a-service; and space-based data and insights. Our vertically integrated model is complementary across each line of business aiming to expand existing and unlock new potential revenue generating opportunities. Additionally, we look to further transition into a subscription-based model upon the digitization of our manufacturing process as we expands alongside our space-based focus.

Products and Services

●	Manufacturing Services: Our manufacturing business is well-established, trusted by industry leaders and growing. Founded in 2012, we have been manufacturing mission-critical and satellite hardware for over a decade for our principal customers and have supported major Government and Commercial space programs like NASA’s Artemis / Lunar Gateway missions, xEVAS, Boeing’s Starliner, Sierra’s Dream Chaser, Airbus’ OneWeb Satellites and the International Space Station.

Our manufacturing business operates within a 35,000 square foot facility and is adjacent to our clean-room facility. We hold an AS9100 Aerospace certification and we are International Traffic In Arms Regulations (ITAR) compliant thereby positioning us, in combination with our existing tooling and capability, to address unique high-precision manufacturing requirements.

●	Space-Infrastructure-as-a-Service: We are in the process of developing and launching space-based infrastructure and establishing related ground-infrastructure support elements. Payload providers are our principal customers and target customers who wish to outsource constellation operations. Collectively, the end-to-end infrastructure that results is offered as “Space-as-a-Service” to commercial customers and “Defense-as-a-Service” to certain government customers.

Leveraging our industry experience and flight heritage, we are producing our own line of additively manufactured (3D printed) satellites in-house (LizzieSats) that are engineered to have the capacity and adaptability to simultaneously host our payloads for our own purposes (see Space-Data-as-a-Service below), or offer ‘ride-share’ opportunities for payload customers to deliver data to their end users. We anticipate “bookings” on our infrastructure in our planned ‘rideshare program’ as a key performance metric.

Our Space-Infrastructure-as-a-Service offering plans to provide: satellite design, satellite manufacture, constellation operations, and payload hosting.

As of June 2023, we have:

●	signed a multi-year and multi-launch agreement with Space-X thereby offering customers by extension a reliable, cost-effective launch service;

●	obtained approval for a 100+ satellite constellation by the International Telecommunication Union (ITU);

●	established partnerships with a globally diverse network of 20+ ground stations to provide our users with near continuous high-rate, “on-orbit to cloud”, communications network;

●	secured a mission operations center located on the Florida Space Coast, in Merritt Island, FL capable to manage satellite operations, orchestrate collection management tasks and satisfy data distribution requests with intentions to automate many elements of this process.

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Over time, we plan to begin introducing additional services beyond on-orbit infrastructure services which may include lunar mapping missions, in support of government requirements for on-orbit maneuverability. Each business opportunity is evaluated on an individual business case basis and safeguarded against risk to our core business.

●	Space Data-as-a-Service and Insights: We plan to be a global provider of space-based data and insights by exclusively collecting data that only can be captured from space with no terrestrial alternatives. We plan to initially focus on creating offerings in Earth-based observations and Space situational awareness. These decisions are reinforced by the growing and large addressable markets they represent.

To date, the space-based data industry has largely launched one-satellite, one-payload, one-mission constellations to deliver one general data type. Subsequently, downstream processing and associated analytics, at times, have experienced false-positives and ambiguous data sets diminishing the value and utility of space-based data.

Our LizzieSat satellite platform addresses this shortcoming by allowing for differentiated data collection when compared to industry alternatives. We plan to lead the next generation of Earth and Space data collection by:

●	Collecting on-orbit coincident data: LizzeSat is capable of hosting multiple-sensors on the same satellite to collect varying data types at the same time and with the same collection geometry. On-orbit coincident collection benefits users by decreasing false positives with complementary datasets that reinforce one another.

●	Analyzing data on the satellite on-orbit at “the edge”: In order to maximize value and speed in data processing, we have invested resources into Artificial Intelligence (AI) and Machine Learning (ML) on-board the satellite through hardware and software development. Our plans include integrating radiation hardened AI/ML capabilities alongside our on-orbit coincident data collection.

●	Reducing data size: By processing data at the edge on-board LizzieSat, we are able to first reduce the file size by transmitting only the processed answer, not the entire raw dataset. This enables us to move data from low-Earth orbit to higher orbit data relay services (like Iridium) for a lower-cost and more continual data transmission option to our customers.

The net value of data collected from our planned LizzieSat constellation allows organizations to make better decisions with higher confidence, increased accuracy and speed. The Company enriches this processed data with customizable analytics users control for their own-use case, and in turn provide data as a subscription across industries to organizations so they are able to improve decision-making and mitigate risk.

Recent Developments

On March 14, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that the bid price for our Class A common stock, for the prior 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, we are not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), we had until September 11, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Class A common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period.

As of September 11, 2023, we had not regained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). On September 12, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that we are eligible for an additional 180 calendar day period, or until March 11, 2024, to regain compliance. We intend to actively monitor the closing bid price of our Class A common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price under the Nasdaq Listing Rules.

Corporate Information

We were formed as a limited liability company under the name Craig Technologies Aerospace Solutions, LLC on April 17, 2012. On April 15, 2021, we converted into a Delaware corporation and changed our name to Sidus Space, Inc. on August 13, 2021. Our principal executive offices are located at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953 and our telephone number is (321) 450-5633. Our website address is www.sidusspace.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

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THE OFFERING

Series A convertible preferred stock offered by us:

2,000 shares of Series A convertible preferred stock and the shares of Class A common stock issuable upon conversion of the Series A convertible preferred stock. The Series A convertible will initially be convertible into an aggregate of 19,700,552 shares of our Class A common stock at an initial conversion price of $0.10152 per share of Class A common stock at any time after the date of issuance. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Class A common stock, or securities convertible, exercisable or exchangeable for Class A common stock, at a price below the then-applicable conversion price (subject to certain exceptions). The holders of the Series A convertible preferred stock will be entitled to dividends of 10% per annum, which will, at our sole election, be payable quarterly or if not paid, will increase the stated value of the Series A Convertible Preferred Stock, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designation), the Series A convertible preferred stock will accrue dividends at the rate of 20% per annum. Upon conversion, the holders of the Series A convertible preferred stock are also entitled to receive a dividend make-whole payment. There is no established public trading market for the Series A convertible preferred stock and we do not expect a market to develop. In addition, we do not intend to list the Series A convertible preferred stock on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. See “Description of Securities—Series A Convertible Preferred Stock” for a discussion of the terms of the Preferred Stock and additional information.

Class A common stock to be outstanding after this offering (1)	90,666,110 shares of Class A common stock (including shares issuable upon the exercise of the Series A convertible preferred stock but excluding the warrants to be issued in the concurrent private placement).

Offering price per share of Series A convertible preferred stock	$1,000 per share

Concurrent private placement of Series A Warrants and Series B Warrants	In a concurrent private placement, we are selling to investors in this offering, warrants to purchase an additional 19,700,552 shares of our Class A common stock, which represents 100% of the number of shares of Class A common stock issuable upon conversion of the Series A convertible preferred stock purchased in this offering. Each warrant will be exercisable for one share of our Class A common stock at an exercise price of $0.10152 per share, will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The warrants and the shares of our Class A common stock issuable upon the exercise of the warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

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Use of proceeds	We currently expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

Nasdaq Capital Market symbol	“SIDU”

(1)The number of shares of Class A common stock and Class B common stock that will be outstanding after this offering is based on 70,965,559 shares of Class A common stock and 10,000,000 shares of Class B common stock outstanding as of October 10, 2023, and excludes:

●	10,000,000 shares of Class A common stock issuable upon conversion of our Class B Common Stock;

●	950,000 shares of Class A common stock reserved for future issuance under our 2021 Omnibus Equity Incentive Plan.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and the other reports that we file with the SEC, which are each incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

The certificate of designation for the Series A convertible preferred stock contains anti-dilution provisions that may result in the reduction of the conversion price in the future. This feature may result in an indeterminate number of shares of Class A common stock being issued upon conversion of the Series A convertible preferred stock. Sales of these shares will dilute the interests of other security holders and may depress the price of our Class A common stock and make it difficult for us to raise additional capital.

The certificate of designation for our Series A convertible preferred stock contains anti-dilution provisions, which provisions require the lowering of the applicable conversion price, as then in effect, to the purchase price of equity or equity-linked securities issued in subsequent offerings. If in the future, while any of our Series A convertible preferred stock is outstanding, we issue securities at an effective Class A common stock purchase price of less than the applicable conversion price of our Series A convertible preferred stock, as then in effect, we will be required, subject to certain limitations and adjustments as provided in the respective certificate of designation for the Series A convertible preferred stock, to further reduce the relevant conversion price, which will result in a greater number of shares of Class A common stock being issuable upon conversion of the Series A convertible preferred stock, which in turn will have a greater dilutive effect on our shareholders. In addition, as there is no floor price on the conversion price, we cannot determine the total number of shares issuable upon conversion. As such, it is possible that we will not have a sufficient number of available shares to satisfy the conversion of the Series A convertible preferred stock if we enter into a future transaction that reduces the applicable conversion price. If we do not have a sufficient number of available shares for any Series A convertible preferred stock conversions, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive.

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The Series A convertible preferred stock provides for the payment of dividends in cash or in shares of our Class A common stock, and we may not be permitted to pay such dividends in cash, which will require us to have shares of Class A common stock available to pay the dividends.

Each share of the Series A convertible preferred stock is entitled to receive cumulative dividends at the rate per share of 10% per annum of the stated value per share. The dividends are payable, at our discretion, in cash, out of any funds legally available for such purpose, or in pay-in-kind shares of Class A common stock calculated based on the conversion price, subject to adjustment as provided in the certificate of designation for the Series A convertible preferred stock. The conversion price is subject to reduction if in the future we issue securities for less than the conversion price of our Series A convertible preferred stock, as then in effect. As there is no floor price on the conversion price, we cannot determine the total number of shares issuable upon conversion or in connection with the dividend. As such, it is possible that we will not have a sufficient number of available shares to pay the dividend in Common Stock, which would require the payment of the dividend in cash. We will not be permitted to pay the dividend in cash unless we are legally permitted to do so under Delaware law. As such, we may rely on having available shares of Class A common stock to pay such dividends, which will result in dilution to our shareholders. If we do not have such available shares, we may not be able to satisfy our dividend obligations.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could cause our stock price to fall.

We may issue and sell additional shares of Class A commons stock in the public markets, including during this offering. As a result, a substantial number of our shares of Class A common stock may be sold in the public market. Sales of a substantial number of our shares of Class A common stock in the public markets, including in connection with this offering, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.

Because we do not currently intend to declare cash dividends on our shares of Class A common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A common stock for any return on their investment.

We have never paid cash dividends on our Class A common stock and do not plan to pay any cash dividends in the near future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain with respect to your investment for the foreseeable future.

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The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of Class A common stock or other securities, including, but not limited to preferred stock, options, warrants, restricted stock units or other derivative securities convertible into our Class A common stock, may result in significant dilution to our stockholders and may decrease our stock price.

There is no public market for the Series A convertible preferred stock being offered in this offering.

There is no established public trading market for the Series A convertible preferred stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A convertible preferred stock on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series A convertible preferred stock will be limited.

This offering is being conducted on a “best efforts” basis.

The Placement Agent is offering the shares on a “best efforts” basis, and the Placement Agent is under no obligation to purchase any shares for its own account. The Placement Agent is not required to sell any specific number or dollar amount of shares of common stock in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Risks Related to our Class A Common Stock

We received a written notice from Nasdaq that we have failed to comply with certain listing requirements of the Nasdaq Stock Market, which could result in our Class A common stock being delisted from the Nasdaq Stock Market.

On March 14, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that the bid price for our Class A common stock, for the prior 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, we are not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), we had until September 11, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Class A common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period. As of September 11, 2023, we had not regained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). On September 12, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that we are eligible for an additional 180 calendar day period, or until March 11, 2024, to regain compliance. If we are not in compliance by March 11, 2024, Nasdaq will notify us of its determination to delist our Class A common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel. We intend to monitor the closing bid price of our Class A common stock and may be required to seek approval from our stockholders to effect a reverse stock split of the issued and outstanding shares of our Class A common stock. However, there can be no assurance that the reverse stock split would be approved by our stockholders. Further, there can be no assurance that the market price per share of our Class A common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our Class A common stock outstanding before the reverse stock split. Even if the reverse stock split is approved by our stockholders, there can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing rules.

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We intend to actively monitor the closing bid price of our Class A common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price under the Nasdaq Listing Rules.

If we are delisted from Nasdaq, but obtain a substitute listing for our Class A common stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of common stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our Class A common stock is delisted from Nasdaq, the value and liquidity of our Class A common stock, Series A convertible preferred stock, and warrants would likely be significantly adversely affected. A delisting of our Class A common stock from Nasdaq could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors, employees and/or business partners.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $1.76 million after deducting the placement agent fees and estimated offering expenses payable by us, excluding the proceeds we may receive from the exercise of the warrants issued in the concurrent private placement.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and Delaware law. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

We are offering 2,000 shares of our Series A convertible preferred stock. We are also registering the shares of our Class A common stock issuable from time to time upon conversion of the Series A convertible preferred stock offered hereby.

Class A Common Stock

A description of the Class A common stock issuable upon conversion of the Series A convertible preferred stock that we are offering pursuant to this prospectus supplement is set forth hereunder and under the heading “Description of Capital Stock” starting on page 7 of the accompanying prospectus. The Series A convertible will be convertible into an aggregate of 19,700,552 shares of our Class A preferred stock at an initial conversion price of $0.10152 per share of Class A common stock at any time after the date of issuance. On October 10, 2023, we had 70,965,559 shares of Class A common stock outstanding.

Series A Convertible Preferred Stock

General

The following is a brief summary of certain terms and conditions of the Series A convertible preferred stock being offered by us. The following description is subject in all respects to the provisions contained in the Certificate of Designations of Preferences and Rights of Series A convertible preferred stock (the “Certificate of Designations”), the form of which will be filed as an exhibit to the Current Report on Form 8-K that we file upon the closing of this offering. Capitalized terms not otherwise defined in this Description of Series A convertible preferred stock shall have the meanings ascribed to such terms in the Certificate of Designations.

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Dividends

Holders of the Series A convertible preferred stock will be entitled to receive dividends at the rate of 10% per annum, as may be adjusted from time to time in accordance with the Certificate of Designations, which will, at our sole election, be payable quarterly or if not paid, will increase the stated value of the Series A convertible preferred stock. From and during the occurrence of any Triggering Event (as defined in the Certificate of Designations), including, among other things, the suspension from trading or the failure of the Class A common stock to be listed on an Eligible Market, the failure to cure a Conversion Failure or a Delivery Failure, the Company’s failure to pay any amounts due to the holders of the Series A convertible preferred stock when due. the dividend rate will be increased to 20% per annum.

Conversion

The Series A convertible preferred stock is convertible into shares of Class A common stock (the “Conversion Shares”). The initial conversion price, subject to adjustment as set forth in the Certificate of Designation, is $0.10152 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designation for stock dividends and stock splits or the occurrence of a fundamental transaction (as defined below). The Conversion Price is also subject to “full ratchet” price-based adjustment in the event of any issuances of Class A common stock, or securities convertible, exercisable or exchangeable for Class A common stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). If any shares of Series A convertible preferred stock are converted or reacquired by us, such shares shall resume the status of authorized but unissued shares of preferred stock of the Company and shall no longer be designated as Preferred Stock.

Exchange Cap

The Series A convertible preferred stock will not be convertible into shares of Class A common stock in excess of the Issuable Maximum except in the event that the Company (A) obtains the Stockholder Approval for issuances of shares of Common Stock in excess of the Issuable Maximum or (B) obtains a written opinion from outside counsel to the Company that such approval is not required. Until such approval or such written opinion is obtained, no holder of Series A convertible preferred stock shall be issued in the aggregate more shares of Class A common stock than such holder’s pro rata share of the Issuable Maximum. In the event that after December 12, 2023, the Company has not obtained the Stockholder Approval or is not otherwise permitted to issue shares in excess of the Issuable Maximum, then a holder of Preferred Stock may elect to have his or her shares of Preferred Stock redeemed for cash.

Optional Conversion

The Series A convertible preferred stock can be converted at the option of the holder at any time and from time to time after the original issuance date. Holders shall effect conversions by providing us with the form of conversion notice (the “Notice of Conversion”) specifying the number of shares of Series A convertible preferred stock to be converted, the number of shares of Series A convertible preferred stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable holder delivers by email such Notice of Conversion to us.

Beneficial ownership limitations

The Series A convertible preferred stock may not be converted into shares of Class A common stock by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such conversion more than 4.99% of the shares of our Class A common stock then outstanding (including for such purpose the shares of our common stock issuable upon such exercise). However, any holder may increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%, and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered.

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Exchange listing

There is no established trading market for the Series A convertible preferred stock and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series A convertible preferred stock on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series A convertible preferred stock will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in the Certificate of Designations of Preferences and Rights of Series A convertible preferred stock and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Class A common stock, upon consummation of such a fundamental transaction, the holders of the Series A convertible preferred stock will be entitled to receive upon conversion of the Series A convertible preferred stock the kind and amount of securities, cash or other property that the holders would have received had they converted the Series A convertible preferred stock immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Series A convertible preferred stock.

Voting rights

The Series A convertible preferred stock has no voting rights as required by law (including under the Delaware General Corporation Law).

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or a Liquidation (as defined in the Certificate of Designations), the then holders of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company, before any amount shall be paid to the holders of any of shares of Junior Stock (as defined in the Certificate of Designations), but pari passu with any Parity Stock (as defined in the Certificate of Designations) then outstanding, an amount per share of Series A Preferred Stock equal to the greater of (A) 200% of the Conversion Amount (as defined in the Certificate of Designations) of such share of Series A Preferred Stock on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such share of Series A Preferred Stock into Class A Common Stock immediately prior to the date of such payment.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

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Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

●	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum;

●	provide that special meetings of our stockholders may be called by our Board of Directors, our Chief Executive Officer, or our President (in the absence of a Chief Executive Officer), the Chairman of our Board of Directors or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting; and

●	provide advance notice requires for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors and our amended and restated certificate of incorporation will include such an exculpation provision. Our certificate of incorporation and by-laws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation and by-laws will also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our Certificate of Incorporation expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our Certificate of Incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we are also selling to such investors unregistered warrants to purchase up to 19,700,552 shares of our Class A common stock, which represents 100% of the number of shares of Class A common stock issuable upon conversion of the Series A convertible preferred stock being purchased in this offering. Each warrant will be exercisable for one share of our Class A common stock at an exercise price of $0.10152 per share, will be exercisable immediately upon issuance and will have a term of five years from the date of issuance.

The warrants and the shares of our Class A common stock issuable upon the exercise of the warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Duration and Exercise Price

Each warrant will be exercisable for one share of our Class A common stock at an exercise price of $0.10152 per share, will be exercisable immediately upon issuance and will have a term of five years from the date of issuance. The exercise price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Class A common stock, or securities convertible, exercisable or exchangeable for Class A common stock, at a price below the then-applicable exercise price (subject to certain exceptions).

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Class A common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding Class A common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding Class A common stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Class A common stock determined according to a formula set forth in the warrant.

Transferability

A warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Class A common stock will be issued upon the exercise of the warrants. Rather, the number of shares of Class A common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Trading Market

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Private Placement Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such warrant holders exercise their Private Placement Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Class A common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Notwithstanding the foregoing, in the event of a fundamental transaction, we or a successor entity shall, at the holder’s option, exercisable at any time concurrently or within thirty (30) days following the consummation of a fundamental transaction, purchase the warrant by paying to the holder an amount equal to the Black Scholes Value (as defined in each warrant) of the remaining unexercised portion of the warrant on the date of the fundamental transaction. If the fundamental transaction is not within our control, the holders of the warrants will only be entitled to receive from us or a successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our Class A common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our Class A common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Waivers and Amendments

No term of the warrants may be amended or waived without the written consent of the holder of such warrants.

PLAN OF DISTRIBUTION

Dawson James has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated October 11, 2023. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with a certain investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about October 13, 2023.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

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Fees and Expenses

We have engaged Dawson James as our exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share and Accompanying Warrants	Total
Public offering price	$1,000.00	$2,000,000.00
Placement Agent’s fee (1)	$67.00	$134,000.00
Proceeds to us (before expenses)(2)	$933.00	$1,866,000

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 7% of $1.4 million of the aggregate proceeds from this offering and 6% of $600,000 of the aggregate gross proceeds from this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the warrants being issued in the concurrent private placement.

We have also agreed to reimburse the Placement Agent at closing for legal and other non-accountable expenses incurred by them in connection with the offering in an aggregate amount up to $30,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $105,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees warrants (“Placement Agent Warrants”) to purchase up to 1,182,033 shares of Class A common stock with an exercise price of $0.1269 per share. The Placement Agent Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing six months from the closing of the Offering, and will have a term of five years from the date of the such closing. The Placement Agent Warrants will provide for a cashless exercise, will have piggy back registration rights and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110. The Placement Warrants are not redeemable by us. The form of the Placement Agent Warrant, which will be filed as an exhibit to the Current Report on Form 8-K that we file upon the closing of this offering..

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Tail Financing and Right of First Refusal

We have agreed to compensate the Placement Agent with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors that (i) the Placement Agent introduced to the Offering and (ii) participated in the Offering, if such Tail Financing is consummated at any time prior to April 12, 2024. Any such Tail Financing compensation will be based upon the fees applicable to this Offering. If the Offering is closed, then for a period of 6 months from the date of such closing, the Placement Agent has also been granted the right of first refusal to act as lead managing underwriter or book runner, or as lead placement agent, for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings, of the Company, or any successor to or any subsidiary of the Company.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Placement Agent or such other indemnified party may be required to make in respect of those liabilities.

Listing

Our Class A common stock is listed on the Nasdaq Capital Market under the trading symbol “SIDU.”

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Class A common stock or securities convertible into, or exchangeable or exercisable for, our shares of Class A common stock during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of the investor. Specifically, these individuals have agreed, in part, not to:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of Class A common stock, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;

●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge;

●	or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of Class A common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that, subject to certain exceptions, (i) we will not conduct any issuances of our Class A common stock for a period of 90 days following closing of this offering and that (ii) we will not enter into a variable rate transaction until less than 20% of the Series A convertible preferred stock is outstanding, subject to certain exceptions described in the securities purchase agreement.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

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Other Activities and Relationships

The Placement Agent and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. ArentFox Schiff LLP, Washington, DC, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The financial statements as of and for the years ended December 31, 2022 and 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of BF Borgers CPA PC given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.hepionpharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and any accompanying prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

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●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 15, 2023;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023, filed with the SEC on May 12, 2023, and August 14, 2023, respectively;

●	our Current Reports on Form 8-K filed on March 17, 2023, April 6, 2023, April 10, 2023, June 28, 2023, July 5, 2023, August 22, 2023, September 13, 2023, and October 2, 2023;

●	our definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on May 10, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on December 10, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

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PROSPECTUS

Sidus Space, Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, debt securities, warrants to purchase Class A common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, having an aggregate initial offering price not exceeding $75 million.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “SIDU.” On August 3, 2023, the last reported sale price of our Class A common stock was $0.166 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $13.8 million which was calculated based on 62,515,054 shares of outstanding Class A common stock held by non-affiliates as of August 3, 2023, and a price per share of $0.22, the closing price of our common stock on June 20, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings of Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units comprised of a combination of one or more of the other securities in one or more offerings up to a total dollar amount of $75 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. We may add, update or change, in a prospectus supplement or free writing prospectus, any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

Company References

In this prospectus “the Company,” “we,” “us,” and “our” refer to Sidus Space, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

PROSPECTUS SUMMARY

We are a growing U.S. commercial space company with an established manufacturing business who has been trusted to provide mission-critical space hardware to many of the top aerospace businesses for over a decade. We plan to offer on-orbit services as the space economy expands; said services are either in a developmental phase or soon to achieve flight heritage. We have strategically decided to expand our business by moving up the satellite value chain by becoming a provider of responsive and scalable on-orbit infrastructure as well as collecting Space and Earth observational data to capture larger market needs.

To address Commercial and Government customer needs and mission sets, we plan to organize into three core business lines: manufacturing services; space-infrastructure-as-a-service; and space-based data and insights. Our vertically integrated model is complementary across each line of business aiming to expand existing and unlock new potential revenue generating opportunities. Additionally, we look to further transition into a subscription-based model upon the digitization of our manufacturing process as we expands alongside our space-based focus.

Products and Services

●	Manufacturing Services: Our manufacturing business is well-established, trusted by industry leaders and growing. Founded in 2012, we have been manufacturing mission-critical and satellite hardware for over a decade for our principal customers and have supported major Government and Commercial space programs like NASA’s Artemis / Lunar Gateway missions, xEVAS, Boeing’s Starliner, Sierra’s Dream Chaser, Airbus’ OneWeb Satellites and the International Space Station.

Our manufacturing business operates within a 35,000 square foot facility and is adjacent to our clean-room facility. We hold an AS9100 Aerospace certification and we are International Traffic In Arms Regulations (ITAR) compliant thereby positioning us, in combination with our existing tooling and capability, to address unique high-precision manufacturing requirements.

●	Space-Infrastructure-as-a-Service: We are in the process of developing and launching space-based infrastructure and establishing related ground-infrastructure support elements. Payload providers are our principal customers and target customers who wish to outsource constellation operations. Collectively, the end-to-end infrastructure that results is offered as “Space-as-a-Service” to commercial customers and “Defense-as-a-Service” to certain government customers.

Leveraging our industry experience and flight heritage, we are producing our own line of additively manufactured (3D printed) satellites in-house (LizzieSats) that are engineered to have the capacity and adaptability to simultaneously host our payloads for our own purposes (see Space-Data-as-a-Service below), or offer ‘ride-share’ opportunities for payload customers to deliver data to their end users. We anticipate “bookings” on our infrastructure in our planned ‘rideshare program’ as a key performance metric.

Our Space-Infrastructure-as-a-Service offering plans to provide: satellite design, satellite manufacture, constellation operations, and payload hosting.

As of June 2023, We have:

●	signed a multi-year and multi-launch agreement with Space-X thereby offering customers by extension a reliable, cost-effective launch service;
●	obtained approval for a 100+ satellite constellation by the International Telecommunication Union (ITU);
●	established partnerships with a globally diverse network of 20+ ground stations to provide our users with near continuous high-rate, “on-orbit to cloud”, communications network;
●	secured a mission operations center located on the Florida Space Coast, in Merritt Island, FL capable to manage satellite operations, orchestrate collection management tasks and satisfy data distribution requests with intentions to automate many elements of this process.

Over time, we plan to begin introducing additional services beyond on-orbit infrastructure services which may include lunar mapping missions, in support of government requirements for on-orbit maneuverability. Each business opportunity is evaluated on an individual business case basis and safeguarded against risk to our core business.

●	Space Data-as-a-Service and Insights: We plan to be a global provider of space-based data and insights by exclusively collecting data that only can be captured from space with no terrestrial alternatives. We plan to initially focus on creating offerings in Earth-based observations and Space situational awareness. These decisions are reinforced by the growing and large addressable markets they represent.

To date, the space-based data industry has largely launched one-satellite, one-payload, one-mission constellations to deliver one general data type. Subsequently, downstream processing and associated analytics, at times, have experienced false-positives and ambiguous data sets diminishing the value and utility of space-based data.

Our LizzieSat satellite platform addresses this shortcoming by allowing for differentiated data collection when compared to industry alternatives. We plan to lead the next generation of Earth and Space data collection by:

●	Collecting on-orbit coincident data: LizzeSat is capable of hosting multiple-sensors on the same satellite to collect varying data types at the same time and with the same collection geometry. On-orbit coincident collection benefits users by decreasing false positives with complementary datasets that reinforce one another.
●	Analyzing data on the satellite on-orbit at “the edge”: In order to maximize value and speed in data processing, we have invested resources into Artificial Intelligence (AI) and Machine Learning (ML) on-board the satellite through hardware and software development. Our plans include integrating radiation hardened AI/ML capabilities alongside our on-orbit coincident data collection.
●	Reducing data size: By processing data at the edge on-board LizzieSat, we are able to first reduce the file size by transmitting only the processed answer, not the entire raw dataset. This enables us to move data from low-Earth orbit to higher orbit data relay services (like Iridium) for a lower-cost and more continual data transmission option to our customers.

The net value of data collected from our planned LizzieSat constellation allows organizations to make better decisions with higher confidence, increased accuracy and speed. The Company enriches this processed data with customizable analytics users control for their own-use case, and in turn provide data as a subscription across industries to organizations so they are able to improve decision-making and mitigate risk.

Recent Developments

On March 14, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that the bid price for our Class A common stock, for the prior 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, we are not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The notice has no effect at this time on our Class A Common Stock, which continues to trade on the Nasdaq Capital Market under the symbol “SIDU”. In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until September 11, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Class A common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period. If we are not in compliance by September 11, 2023, we may qualify for a second 180 calendar day compliance period. If we do not qualify for, or fail to regain compliance during the second compliance period, then the Nasdaq will notify us of its determination to delist its our Class A common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel.

Corporate Information

We were formed as a limited liability company under the name Craig Technologies Aerospace Solutions, LLC on April 17, 2012. On April 15, 2021, we converted into a Delaware corporation and changed our name to Sidus Space, Inc. on August 13, 2021. Our principal executive offices are located at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953 and our telephone number is (321) 450-5633. Our website address is www.sidusspace.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

The Securities We May Offer

We may offer shares of our Class A common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Class A Common Stock

We currently have authorized 210,000,000 shares, consisting of 200,000,000 shares of Class A Common Stock, par value $0.0001 per share and 10,000,000 shares of Class B Common Stock, par value $0.0001 per share. As of August 14, 2023, there were 63,015,054 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock issued and outstanding. We may offer shares of our Class A common stock either alone or underlying other registered securities convertible into or exercisable for our Class A common stock. Holders of our Class A common stock are entitled to such dividends as our board of directors (the “Board of Directors” or “Board”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our Class A common stock. Each holder of our Class A common stock is entitled to one vote per share held on all matters submitted to a vote of our stockholders. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our Class A common stock.

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock, par value $0.0001, none of which are issued and outstanding.

Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated, and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. The indentures do not limit the amount of securities that may be issued under them and provide that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. The forms of senior and subordinated indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

We may offer warrants for the purchase of shares of our Class A common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with Class A common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

We may offer units consisting of our Class A common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023, and incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Class A Common Stock

We received a written notice from Nasdaq that we have failed to comply with certain listing requirements of the Nasdaq Stock Market, which could result in our Class A common stock being delisted from the Nasdaq Stock Market.

On March 14, 2023, we received a written notice from the Nasdaq Stock Market, LLC indicating that the bid price for our Class A common stock, for the prior 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, we are not in compliance with the $1.00 minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). The notice has no effect at this time on our Class A common stock, which continues to trade on the Nasdaq Capital Market under the symbol “SIDU”. In accordance with the Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until September 11, 2023, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Class A common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180 day period. If we are not in compliance by September 11, 2023, we may qualify for a second 180 calendar day compliance period. If we do not qualify for, or fail to regain compliance during the second compliance period, then the Nasdaq will notify us of its determination to delist our Class A common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel. We intend to monitor the closing bid price of our Class A common stock and may be required to seek approval from our stockholders to affect a reverse stock split of the issued and outstanding shares of our Class A common stock. However, there can be no assurance that the reverse stock split would be approved by our stockholders. Further, there can be no assurance that the market price per new share of our Class A common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Class A common stock outstanding before the reverse stock split. Even if the reverse stock split is approved by our stockholders, there can be no assurance that we will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing rules.

If we are delisted from Nasdaq, but obtain a substitute listing for our Class A common stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of common stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our Class A common stock is delisted from Nasdaq, the value and liquidity of our Class A common stock, warrants and pre-funded warrants would likely be significantly adversely affected. A delisting of our Class A common stock from Nasdaq could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors, employees and/or business partners.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2022 under the headings “Risk Factors” and “Business,” as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including (i) sales and marketing, (ii) operational costs, (iii) product development, (iv) manufacturing expansion and (v) working capital and other general corporate purposes. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Class A common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future Class A common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Class A common stock and preferred stock, please refer to our Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.

As of the date of this prospectus, our authorized capital stock consisted of 200,000,000 shares of Class A common stock, $0.0001 par value per share, 10,000,000 shares of Class B common stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of August 14, 2023, there were 63,015,054 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Class A Common Stock

We are authorized to issue up to a total of 200,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Class A common stock have no cumulative voting rights. All shares of Class A common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Class A common stock issued upon the exercise of Class A common stock warrants or subscription rights, if any.

Further, holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Class A common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our Certificate of Incorporation and Bylaws, as applicable, among other things:

●	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

●	provide that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum;

●	provide that special meetings of our stockholders may be called by our Board of Directors, our Chief Executive Officer, or our President (in the absence of a Chief Executive Officer), the Chairman of our Board of Directors or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting; and

●	provide advance notice requires for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the trading symbol “SIDU.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Class A common stock is Pacific Stock Transfer Company.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries, if any, to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures will provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we will deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with Class A common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of Class A common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, NY, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to underwriters for resale to the public or to investors;

●	negotiated transactions;

●	block trades;

●	directly to investors; or

●	through a combination of any of these methods of sale.

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on The Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of and for the years ended December 31, 2022 and 2021, included in our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report, and have been incorporated herein by reference in reliance on the report of BF Borgers CPA PC given on the authority of such firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus and any accompanying prospectus supplement, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus or any accompanying prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.sidusspace.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus and any accompanying prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 15, 2023;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 12, 2023;

●	our Current Reports on Form 8-K filed on March 17, 2023, April 6, 2023, April 10, 2023, June 28, 2023 and July 5, 2023;

●	our definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on May 10, 2023; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on December 10, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Sidus Space, Inc., 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953, (321) 613-5620. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

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